Exhibit 23.3

Onestop Assurance PAC 10 Anson Road
#13-09 International Plaza
Singapore 079903
Tel: 9644 9531
Email:audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Amendment No. 6 to Form F-3 (No. 333-259951) of our report dated May 16, 2022, relating to the consolidated financial statements of Scienjoy Holding Corporation for the year ended December 31, 2021, included in its Annual Report (Form 20-F), filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements.

/s/ OneStop Assurance PAC

Singapore

August 15, 2022